UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 19, 2008

Date of Report (Date of earliest event reported)

APPLERA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-04389	06-1534213
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Merritt 7 Norwalk, Connecticut	06851
(Address of principal executive offices)	(Zip Code)

(203) 840-2000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.03.              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 19, 2008, the Board of Directors of Applera Corporation (the “Company”) approved amendments (collectively, the “Amendment”) to Section 8 of the Company’s By-laws, effective immediately.

Pursuant to the Amendment, Section 8 of the Company’s By-laws has been revised to clarify that stockholders must comply with the advance notice provision therein in order to propose any business at annual meetings.  The Amendment further provides that, in order to be timely, a stockholder’s notice must be delivered to the Company not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders.  Section 8 of the Company’s By-laws formerly provided that a stockholder’s notice be delivered to the Company not less than 45 nor more than 75 days before the anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s annual meeting.  In addition, the Amendment also deletes reference to Rule 14a-8 under the Securities Exchange Act of 1934, as amended.  The Amendment also adds a requirement that a stockholder who makes a proposal or nominates a director must disclose any short position or hedging arrangement that he or his nominee has with respect to the Company’s common stock.

Item 9.01.              Financial Statement and Exhibits.

(d)           Exhibits.

The following exhibits are filed with this Report:

Exhibit No.	Description

3.1	By-laws of Applera Corporation, as amended through June 19, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLERA CORPORATION

	By:	/s/ Thomas P. Livingston
Thomas P. Livingston
Vice President and Secretary
Date: June 19, 2008

EXHIBIT INDEX

Exhibit No.	Description

3.1	By-laws of Applera Corporation, as amended through June 19, 2008